EXHIBIT 99.1

News Release             News Release             News Release            News

[LOGO OF AMERICAN EXPRESS COMPANY]


      Contacts:                 Robert Glick               Michael J. O'Neill
                                212-640-1041               212-640-5951
                                robert.a.glick@aexp.com    mike.o'neill@aexp.com

FOR IMMEDIATE RELEASE
--------------------------------------------------------------------------------

                  EARNINGS FROM CONTINUING OPERATIONS RISE 18%
                  REVENUES UP 12% ON HIGHER CARDMEMBER SPENDING

                 (Dollars in millions, except per share amounts)

                                                   Quarters Ended     Percentage
                                                      March 31,        Inc/(Dec)
                                                ------------------    ----------
                                                 2006       2005
                                                -------    -------
Revenues                                        $ 6,332    $ 5,640       12%

Income From Continuing Operations               $   876    $   745       18%
(Loss)/Income From Discontinued Operations      $    (3)   $   201        #
Net Income                                      $   873    $   946       (8%)

Earnings Per Common Share - Basic:
   Income From Continuing Operations            $  0.71    $  0.60       18%
   (Loss)/Income From Discontinued Operations   $     -    $  0.16        #
   Net Income                                   $  0.71    $  0.76       (7%)

Earnings Per Common Share - Diluted:
   Income From Continuing Operations            $  0.70    $  0.59       19%
   (Loss)/Income From Discontinued Operations   $ (0.01)   $  0.16        #
   Net Income                                   $  0.69    $  0.75       (8%)

Average Common Shares Outstanding
   Basic                                          1,232      1,239       (1%)
   Diluted                                        1,258      1,264        -%

Return on Average Total Shareholders' Equity*      27.3%      22.8%
--------------------------------------------------------------------------------

* Computed on a trailing 12-month basis using reported net income over average total shareholders' equity (including discontinued operations) as included in the Consolidated Financial Statements prepared in accordance with U.S. generally accepted accounting principles (GAAP).

#     Denotes a variance of more than 100%.

      NEW YORK - April 24, 2006 - AMERICAN EXPRESS COMPANY today reported first quarter income from continuing operations of $876 million, up 18 percent from $745 million a year ago. Diluted earnings per share from continuing operations were $0.70, up 19 percent from $0.59 a year ago.

      Including results for businesses* that the Company spun off and sold last year, net income for the first quarter totaled $873 million, down 8 percent from $946 million a year ago. Earnings per share on a diluted basis decreased to $0.69, down 8 percent from $0.75.

      The Company's reported return on equity (ROE) was 27.3 percent, up from
22.8 percent a year ago. Pro forma ROE, which is based on continuing operations, was 32.1 percent. (For further information about pro forma ROE, see the "Pro Forma ROE" section below.)

      Consolidated revenues rose 12 percent to $6.3 billion, up from $5.6 billion a year ago.

      Consolidated expenses totaled $5.0 billion, up 10 percent from $4.6 billion a year ago.

      "First quarter results were excellent in each of our major businesses and overall revenue growth was among the strongest we've generated in years," said Kenneth I. Chenault, chairman and chief executive. "The results reflected broad-based strength in the U.S., in major international markets and with bank partners who issue cards on the American Express network.

      "Our investments in new products, services and marketing initiatives produced industry-leading growth of 16 percent in billed business and an equivalent gain in Cardmember loans. Average spending per Cardmember, already the highest on any card network, continued to rise among affluent consumers, small businesses and mid-sized corporations.

      "Equally important for the longer term, we added 1.5 million cards in force during the last three months, or 6.4 million since

*     Includes primarily Ameriprise Financial, Inc.

this time last year. The 10 percent growth from a year ago in this key metric reflects the innovative appeal of our new products and the competitive advantage of reward programs we've been designing for specific market segments. The quality of the new additions to our Cardmember base is excellent and should generate strong returns as spending on these newer cards ramps up in the years ahead.

      "We are also continuing to strengthen our global merchant network, which increasingly operates like a virtual marketplace. The aim is to keep building business for our partners by driving high-spending Cardmembers to the point of sale and rewarding them with customized offers, experiences and special access to popular events."

            Results for the quarter included costs associated with several significant items:

                  o A $112 million ($73 million after-tax) charge related to higher redemption estimates for the U.S. Membership Rewards program;

                  o A $72 million ($47 million after-tax) net reduction in finance charge revenues and securitization income related to higher than anticipated cardmember completion of consumer debt repayment programs and certain associated payment waivers;

                  o $63 million ($53 million after-tax) higher provision for losses in Taiwan due primarily to the impact of industry-wide credit issues;

            Results for the quarter also included:

                  o An estimated favorable impact of $150 million ($98 million after-tax) from lower early credit write-offs primarily related to last year's bankruptcy legislation, and lower than expected costs associated with Hurricane Katrina;

                  o An $88 million ($40 million after-tax) gain related to the completion of the sale of the Company's investment in Egyptian American Bank (EAB).

      DISCONTINUED OPERATIONS

      Loss from discontinued operations for the quarter totaled $3 million. The year ago period reflects income from discontinued operations of $201 million primarily related to the results from Ameriprise, which is no longer part of American Express.

      SEGMENT RESULTS

            The following discussion of first quarter results presents U.S. Card Services segment results on a "managed basis," as if there had been no cardmember lending securitization transactions and to reflect certain tax-exempt investment income as if it had been earned on a taxable basis. This is the basis used by management to evaluate operations. For further information about managed basis and reconciliation of GAAP and managed information, see the "Managed Basis" section below. The International Card & Global Commercial Services, Global Network & Merchant Services, and Corporate & Other segment results below are presented on a GAAP basis.

            U.S. CARD SERVICES reported first quarter net income of $546 million, up 13 percent from $482 million a year ago.

            Total revenues for the first quarter increased 11 percent to $3.4 billion, reflecting growth in spending and borrowing by U.S. consumers and small businesses.

            Total expenses increased 11 percent. Marketing, promotion, rewards and cardmember services expenses increased 26 percent, reflecting greater rewards costs and marketing and promotion activities. The rewards-related expense reflects in part the higher redemption estimates mentioned earlier. Provisions for losses declined 22 percent. Volume-related increases to the reserves were more than offset by the favorable impact of lower bankruptcy filings and Hurricane Katrina-related activity mentioned above.

            INTERNATIONAL CARD & GLOBAL COMMERCIAL SERVICES reported first quarter net income of $213 million, up 11 percent from $192 million a year ago. These results include the previously mentioned gain on the sale of EAB.

            Total revenues for the first quarter increased 7 percent over the year-ago period to $2.3 billion, primarily reflecting a rise in spending and borrowing by Cardmembers. These benefits were partially offset by a decline in travel commissions and fees.

            First quarter total expenses increased 5 percent over the year-ago period to $2.0 billion. The provision for losses and benefits rose 53 percent primarily relating to credit issues in Taiwan mentioned earlier.

            GLOBAL NETWORK & MERCHANT SERVICES reported first quarter net income of $166 million, up 50 percent from $111 million a year ago.

            Total revenues for the first quarter increased 11 percent over year-ago levels to $705 million. The increase reflects continued strong growth in billed business, offset by the impact of a decline in discount rate.

            Bank partners that issue cards on the American Express network added 2 million cards from a year ago. Spending on bank-issued American Express cards increased 25 percent from a year ago.

            Total expenses decreased 5 percent from year-ago levels to $443 million. Marketing and promotion decreased 18 percent, primarily reflecting a reduced level of brand-related advertising.

            CORPORATE & OTHER reported first quarter net expenses of $49 million, compared with $40 million a year ago.

                                       ***

            MANAGED BASIS

            For U.S. Card Services, managed basis means the presentation assumes there have been no securitization transactions, i.e. all securitized cardmember loans and related income effects are reflected as if they were in the Company's balance sheet and income statements, respectively. The Company presents U.S. Card Services information on a managed basis because that is the way the Company's management views and manages the business. Management believes that a full picture of trends in the Company's cardmember lending business can only be derived by evaluating the performance of both securitized and non-securitized cardmember loans. Asset securitization is just one of several ways for the Company to fund cardmember loans. Use of a managed basis presentation, including non-securitized and securitized cardmember loans, presents a more accurate picture of the key dynamics of the cardmember lending business, avoiding distortions due to the mix of funding sources at any particular point in time. The Company does not currently securitize international loans.

            Irrespective of the funding mix, it is important for management and investors to see metrics, such as changes in delinquencies and write-off rates, for the entire cardmember lending portfolio because they are more representative of the economics of the aggregate cardmember relationships and ongoing business performance and trends over time. It is also important for investors to see the overall growth of cardmember loans and related revenue in order to evaluate market share. These metrics are significant in evaluating the Company's performance and can only be properly assessed when all non-securitized and securitized cardmember loans are viewed together on a managed basis.

            The managed basis presentation for U.S. Card Services also reflects an increase to interest income recorded to enable management to evaluate tax exempt investments on a basis consistent with taxable investment securities. On a GAAP basis interest income associated with tax exempt investments is recorded based on amounts earned. Accordingly, information presented on a managed basis assumes that tax exempt securities earned income at rates as if the securities produced taxable income with a corresponding increase in the provision for income taxes.

      The following table reconciles the GAAP-basis U.S. Card Services income statements to the managed-basis information.*


U.S. Card Services
Selected Financial Information

                                                            Securitization   Tax Equivalent
(preliminary, millions)                 GAAP Basis              Effect           Effect             Managed Basis
                                -------------------------   --------------   --------------   -------------------------
                                                      %                                                             %
Quarters Ended                                       Inc/                                                          Inc/
   March 31,                      2006      2005    (Dec)    2006    2005     2006    2005      2006      2005    (Dec)
                                -------   -------   -----   -----   ------   -----   ------   -------   -------   -----
Revenues:
  Discount revenue, net
    card fees and other         $ 2,314   $ 2,059     12%   $  48   $   53   $  55   $   57   $ 2,417   $ 2,169     11%
  Cardmember Lending:
    Finance charge revenue          674       522     29      733      609                      1,407     1,131     24
      Interest expense              194       120     62      247      140                        441       260     70
                                -------   -------           -----   ------                    -------   -------
        Net finance
          charge revenue            480       402     19      486      469                        966       871     11
  Securitization income             386       316     22     (386)    (316)                         -         -      -
                                -------   -------           -----   ------   -----   ------   -------   -------
          Total revenues          3,180     2,777     15      148      206      55       57     3,383     3,040     11
                                -------   -------           -----   ------   -----   ------   -------   -------
Expenses:
  Marketing, promotion,
    rewards and cardmember
    services                      1,034       837     24       13       (4)                     1,047       833     26
  Provision for losses              307       342    (10)     126      212                        433       554    (22)
  Human resources and
    other operating expenses      1,043       895     17        9       (2)                     1,052       893     18
                                -------   -------           -----   ------                    -------   -------
          Total expenses          2,384     2,074     15    $ 148   $  206                      2,532     2,280     11
                                -------   -------           -----   ------   -----   ------   -------   -------
Pretax segment income               796       703     13                        55       57       851       760     12
Income tax provision                250       221     13                     $  55   $   57   $   305   $   278     10
                                -------   -------                            -----   ------   -------   -------
Segment income                  $   546   $   482     13
                                =======   =======

* Amounts herein reflect certain reclassifications as noted in the Company's Form 8-K filed with the SEC dated April 5, 2006.

                                       ***

   PRO FORMA ROE

   The Company's consolidated return on equity (ROE) is calculated on a trailing 12-month basis using reported net income over average total shareholders' equity (including discontinued operations). The Company also reports pro forma ROE, which is determined on a trailing 12-month basis using income from continuing operations (which excludes discontinued operations) over the average month-end shareholders' equity at September 30, 2005 through March 31, 2006. Management believes pro forma ROE is an important measure because it reflects performance of the Company's continuing businesses by excluding the impact of Ameriprise Financial, Inc. and American Express Tax and Business Services, Inc., which were disposed of as of September 30, 2005.

   ROE                              Pro Forma ROE
   ---------------------------------------------------------------------------
   Trailing 12-months net income:   Trailing 12-months income from
   $3.7 billion                     continuing operations: $3.4 billion

   Trailing 12-months average       Average month-end shareholders' equity for
   total shareholders'              the period from September 30, 2005 through
   equity: $13.4 billion            March 31, 2006: $10.4 billion

   ROE:  27.3%                      Pro forma ROE: 32.1%

                                       ***

            American Express Company (www.americanexpress.com) is a leading global payments, network, travel, and banking company founded in 1850.

            Note: The 2006 First Quarter Earnings Supplement, as well as CFO Gary Crittenden's presentation from the investor conference call referred to below, will be available today on the American Express web site at http://ir.americanexpress.com. An investor conference call to discuss first quarter earnings results, operating performance and other topics that may be raised during the discussion will be held at 12:00 p.m. (EST) today. Live audio of the conference call will be accessible to the general public on the American Express web site at http://ir.americanexpress.com. A replay of the conference call also will be available today at the same web site address.

                                       ***

            THIS RELEASE INCLUDES FORWARD-LOOKING STATEMENTS, WHICH ARE SUBJECT TO RISKS AND UNCERTAINTIES. THE WORDS "BELIEVE," "EXPECT," "ANTICIPATE," "OPTIMISTIC," "INTEND," "PLAN," "AIM," "WILL," "MAY," "SHOULD," "COULD," "WOULD," "LIKELY," AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS. FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THESE FORWARD-LOOKING STATEMENTS INCLUDE, BUT ARE NOT LIMITED TO, THE FOLLOWING: THE COMPANY'S ABILITY TO GENERATE SUFFICIENT NET INCOME TO ACHIEVE A RETURN ON EQUITY ON A GAAP BASIS OF 28 PERCENT TO 30 PERCENT; THE COMPANY'S ABILITY TO GROW ITS BUSINESS AND MEET OR EXCEED ITS RETURN ON SHAREHOLDERS' EQUITY TARGET BY REINVESTING APPROXIMATELY 35 PERCENT OF ANNUALLY-GENERATED CAPITAL, AND RETURNING APPROXIMATELY 65 PERCENT OF SUCH CAPITAL TO SHAREHOLDERS, OVER TIME, WHICH WILL DEPEND ON THE COMPANY'S ABILITY TO MANAGE ITS CAPITAL NEEDS AND THE EFFECT OF BUSINESS MIX, ACQUISITIONS AND RATING AGENCY REQUIREMENTS; CONSUMER AND BUSINESS SPENDING ON THE COMPANY'S CREDIT AND CHARGE CARD PRODUCTS AND TRAVELERS CHEQUES AND OTHER PREPAID PRODUCTS AND GROWTH IN CARD LENDING BALANCES, WHICH DEPEND IN PART ON THE ABILITY TO ISSUE NEW AND ENHANCED CARD AND PREPAID PRODUCTS, SERVICES AND REWARDS PROGRAMS, AND INCREASE REVENUES FROM SUCH PRODUCTS, ATTRACT NEW CARDMEMBERS, REDUCE CARDMEMBER ATTRITION, CAPTURE A GREATER SHARE OF EXISTING CARDMEMBERS' SPENDING, SUSTAIN PREMIUM DISCOUNT RATES ON ITS CARD PRODUCTS IN LIGHT OF REGULATORY AND MARKET PRESSURES, INCREASE MERCHANT COVERAGE, RETAIN CARDMEMBERS AFTER LOW INTRODUCTORY LENDING RATES HAVE EXPIRED, AND EXPAND THE GLOBAL NETWORK SERVICES BUSINESS; THE COMPANY'S ABILITY TO INTRODUCE NEW PRODUCTS, REWARD PROGRAM ENHANCEMENTS AND SERVICE ENHANCEMENTS ON A TIMELY BASIS DURING 2006; THE SUCCESS OF THE GLOBAL NETWORK SERVICES BUSINESS IN PARTNERING WITH BANKS IN THE UNITED STATES, WHICH WILL DEPEND IN PART ON THE EXTENT TO WHICH SUCH BUSINESS FURTHER ENHANCES THE COMPANY'S BRAND, ALLOWS THE COMPANY TO LEVERAGE ITS PROCESSING SCALE, EXPANDS MERCHANT COVERAGE OF THE NETWORK, PROVIDES GLOBAL NETWORK SERVICES' BANK PARTNERS IN THE UNITED STATES THE BENEFITS OF GREATER CARDMEMBER LOYALTY AND HIGHER SPEND PER CUSTOMER, AND MERCHANT BENEFITS SUCH AS GREATER TRANSACTION VOLUME AND ADDITIONAL HIGHER SPENDING CUSTOMERS; THE CONTINUATION OF FAVORABLE TRENDS, INCLUDING INCREASED TRAVEL AND ENTERTAINMENT SPENDING, AND THE OVERALL LEVEL OF CONSUMER CONFIDENCE; THE COSTS AND INTEGRATION OF ACQUISITIONS; THE SUCCESS, TIMELINESS AND FINANCIAL IMPACT (INCLUDING COSTS, COST SAVINGS AND OTHER BENEFITS INCLUDING INCREASED REVENUES), AND BENEFICIAL EFFECT ON THE COMPANY'S OPERATING EXPENSE TO REVENUE RATIO, BOTH IN THE SHORT-TERM AND OVER TIME, OF REENGINEERING INITIATIVES BEING IMPLEMENTED OR CONSIDERED BY THE COMPANY, INCLUDING COST MANAGEMENT, STRUCTURAL AND STRATEGIC MEASURES SUCH AS VENDOR, PROCESS, FACILITIES AND OPERATIONS CONSOLIDATION, OUTSOURCING (INCLUDING, AMONG OTHERS, TECHNOLOGIES OPERATIONS), RELOCATING CERTAIN FUNCTIONS TO LOWER-COST OVERSEAS LOCATIONS, MOVING INTERNAL AND EXTERNAL FUNCTIONS TO THE INTERNET TO SAVE COSTS, AND PLANNED STAFF REDUCTIONS RELATING TO CERTAIN OF SUCH REENGINEERING ACTIONS; THE COMPANY'S ABILITY TO REINVEST THE BENEFITS ARISING FROM SUCH REENGINEERING ACTIONS IN ITS BUSINESSES; THE ABILITY TO CONTROL AND MANAGE OPERATING, INFRASTRUCTURE, ADVERTISING AND PROMOTION EXPENSES AS BUSINESS EXPANDS OR CHANGES, INCLUDING THE ABILITY TO ACCURATELY ESTIMATE THE PROVISION FOR THE COST OF THE MEMBERSHIP REWARDS PROGRAM; THE COMPANY'S ABILITY TO MANAGE CREDIT RISK RELATED TO CONSUMER DEBT, BUSINESS LOANS, MERCHANT BANKRUPTCIES AND

OTHER CREDIT TRENDS AND THE RATE OF BANKRUPTCIES, WHICH CAN AFFECT SPENDING ON CARD PRODUCTS, DEBT PAYMENTS BY INDIVIDUAL AND CORPORATE CUSTOMERS AND BUSINESSES THAT ACCEPT THE COMPANY'S CARD PRODUCTS AND RETURNS ON THE COMPANY'S INVESTMENT PORTFOLIOS; BANKRUPTCIES, RESTRUCTURINGS OR SIMILAR EVENTS AFFECTING THE AIRLINE OR ANY OTHER INDUSTRY REPRESENTING A SIGNIFICANT PORTION OF THE COMPANY'S BILLED BUSINESS, INCLUDING ANY POTENTIAL NEGATIVE EFFECT ON PARTICULAR CARD PRODUCTS AND SERVICES AND BILLED BUSINESS GENERALLY THAT COULD RESULT FROM THE ACTUAL OR PERCEIVED WEAKNESS OF KEY BUSINESS PARTNERS IN SUCH INDUSTRIES; THE TRIGGERING OF OBLIGATIONS TO MAKE PAYMENTS TO CERTAIN CO-BRAND PARTNERS, MERCHANTS, VENDORS AND CUSTOMERS UNDER CONTRACTUAL ARRANGEMENTS WITH SUCH PARTIES UNDER CERTAIN CIRCUMSTANCES; A DOWNTURN IN THE COMPANY'S BUSINESSES AND/OR NEGATIVE CHANGES IN THE COMPANY'S AND ITS SUBSIDIARIES' CREDIT RATINGS, WHICH COULD RESULT IN CONTINGENT PAYMENTS UNDER CONTRACTS, DECREASED LIQUIDITY AND HIGHER BORROWING COSTS; RISKS ASSOCIATED WITH THE COMPANY'S AGREEMENTS WITH DELTA AIR LINES TO PREPAY $300 MILLION FOR THE FUTURE PURCHASES OF DELTA SKYMILES REWARDS POINTS; FLUCTUATIONS IN FOREIGN CURRENCY EXCHANGE RATES; FLUCTUATIONS IN INTEREST RATES, WHICH IMPACT THE COMPANY'S BORROWING COSTS AND RETURN ON LENDING PRODUCTS; ACCURACY OF ESTIMATES FOR THE FAIR VALUE OF THE ASSETS IN THE COMPANY'S INVESTMENT PORTFOLIO AND, IN PARTICULAR, THOSE INVESTMENTS THAT ARE NOT READILY MARKETABLE, INCLUDING THE VALUATION OF THE INTEREST-ONLY STRIP RELATING TO THE COMPANY'S LENDING SECURITIZATIONS; THE POTENTIAL NEGATIVE EFFECT ON THE COMPANY'S BUSINESSES AND INFRASTRUCTURE, INCLUDING INFORMATION TECHNOLOGY, OF TERRORIST ATTACKS, DISASTERS OR OTHER CATASTROPHIC EVENTS IN THE FUTURE; POLITICAL OR ECONOMIC INSTABILITY IN CERTAIN REGIONS OR COUNTRIES, WHICH COULD AFFECT LENDING AND OTHER COMMERCIAL ACTIVITIES, AMONG OTHER BUSINESSES, OR RESTRICTIONS ON CONVERTIBILITY OF CERTAIN CURRENCIES; CHANGES IN LAWS OR GOVERNMENT REGULATIONS; OUTCOMES AND COSTS ASSOCIATED WITH LITIGATION AND COMPLIANCE AND REGULATORY MATTERS; AND COMPETITIVE PRESSURES IN ALL OF THE COMPANY'S MAJOR BUSINESSES. A FURTHER DESCRIPTION OF THESE AND OTHER RISKS AND UNCERTAINTIES CAN BE FOUND IN THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2005, AND ITS OTHER REPORTS FILED WITH THE SEC.

                                       ***

All information in the following tables is presented on a basis prepared in accordance with U.S. generally accepted accounting principles (GAAP), unless otherwise indicated. Amounts herein reflect certain reclassifications as noted in the Company's Form 8-K dated April 5, 2006 filed with the Securities and Exchange Commission.

(Preliminary)
                           AMERICAN EXPRESS COMPANY
                       CONSOLIDATED STATEMENTS OF INCOME

(Millions)

                                                                   Quarters Ended
                                                                       March 31,
                                                           -------------------------------     Percentage
                                                                2006           2005             Inc/(Dec)
                                                           --------------   --------------   --------------
Revenues
  Discount revenue                                         $        2,969   $        2,639               13%
  Cardmember lending net finance charge revenue                       729              592               23
  Net card fees                                                       520              498                4
  Travel commissions and fees                                         418              422               (1)
  Other commissions and fees                                          639              558               15
  Securitization income, net                                          386              316               22
  Other investment and interest income, net                           275              261                5
  Other                                                               396              354               12
                                                           --------------   --------------
   Total                                                            6,332            5,640               12
                                                           --------------   --------------
Expenses
  Marketing, promotion, rewards
    and cardmember services                                         1,522            1,323               15
  Human resources                                                   1,240            1,187                4
  Provision for losses and benefits:
    Charge card                                                       209              215               (3)
    Cardmember lending                                                321              295                9
    Investment certificates and other                                 138               79               75
                                                           --------------   --------------
     Total                                                            668              589               13
  Professional services                                               561              487               15
  Occupancy and equipment                                             346              336                3
  Interest                                                            279              201               39
  Communications                                                      113              117               (3)
  Other                                                               278              312              (11)
                                                           --------------   --------------
   Total                                                            5,007            4,552               10
                                                           --------------   --------------
Pretax income from continuing operations                            1,325            1,088               22
Income tax provision                                                  449              343               31
                                                           --------------   --------------
Income from continuing operations                                     876              745               18
(Loss)/Income from discontinued operations, net of tax                 (3)             201                #
                                                           --------------   --------------
Net income                                                 $          873   $          946               (8)
                                                           ==============   ==============

# - Denotes a variance of more than 100%.

(Preliminary)

                           AMERICAN EXPRESS COMPANY
                     CONDENSED CONSOLIDATED BALANCE SHEETS

(Billions)

                                                             March 31,      December 31,
                                                               2006             2005
                                                          --------------   --------------
Assets
  Cash and cash equivalents                               $            5   $            7
  Accounts receivable                                                 34               35
  Investments                                                         21               21
  Loans                                                               40               41
  Other assets                                                        10               10
                                                          --------------   --------------
   Total assets                                           $          110   $          114
                                                          ==============   ==============

Liabilities and Shareholders' Equity
  Short-term debt                                         $           15   $           16
  Long-term debt                                                      31               31
  Other liabilities                                                   53               56
                                                          --------------   --------------
   Total liabilities                                                  99              103
                                                          --------------   --------------

  Shareholders' equity                                                11               11
                                                          --------------   --------------
   Total liabilities and shareholders' equity             $          110   $          114
                                                          ==============   ==============

(Preliminary)

                           AMERICAN EXPRESS COMPANY
                               FINANCIAL SUMMARY

(Millions)

                                                                      Quarters Ended
                                                                         March 31,
                                                             ------------------------------      Percentage
                                                                   2006           2005            Inc/(Dec)
                                                             -------------    -------------    --------------
REVENUES
  U.S. Card Services                                         $       3,180    $       2,777                15%
  International Card & Global Commercial Services                    2,303            2,146                 7
  Global Network & Merchant Services                                   705              638                11
                                                             -------------    -------------
                                                                     6,188            5,561                11
  Corporate & Other,
   including adjustments and eliminations                              144               79                82
                                                             -------------    -------------

CONSOLIDATED REVENUES                                        $       6,332    $       5,640                12
                                                             =============    =============

PRETAX INCOME (LOSS) FROM CONTINUING OPERATIONS
  U.S. Card Services                                         $         796    $         703                13
  International Card & Global Commercial Services                      311              242                29
  Global Network & Merchant Services                                   262              171                53
                                                             -------------    -------------
                                                                     1,369            1,116                23
  Corporate & Other                                                    (44)             (28)               57
                                                             -------------    -------------

PRETAX INCOME FROM CONTINUING OPERATIONS                     $       1,325    $       1,088                22
                                                             =============    =============

NET INCOME (LOSS)

  U.S. Card Services                                         $         546    $         482                13
  International Card & Global Commercial Services                      213              192                11
  Global Network & Merchant Services                                   166              111                50
                                                             -------------    -------------
                                                                       925              785                18
  Corporate & Other                                                    (49)             (40)               23
                                                             -------------    -------------
  Income from continuing operations                                    876              745                18
  (Loss)/Income from discontinued operations, net of tax                (3)             201                  #
                                                             -------------    -------------

NET INCOME                                                   $         873    $         946                (8)
                                                             =============    =============

# - Denotes a variance of more than 100%.

(Preliminary)

                           AMERICAN EXPRESS COMPANY
                         FINANCIAL SUMMARY (CONTINUED)

                                                                      Quarters Ended
                                                                         March 31,
                                                             ------------------------------      Percentage
                                                                   2006           2005            Inc/(Dec)
                                                             -------------    -------------    -------------
EARNINGS PER COMMON SHARE

BASIC
  Income from continuing operations                           $       0.71     $       0.60               18%
  (Loss)/Income from discontinued operations                           -               0.16                 #
                                                             -------------    -------------
  Net income                                                  $       0.71     $       0.76               (7)%
                                                             =============    =============

  Average common shares outstanding (millions)                       1,232            1,239               (1)%
                                                             =============    =============

DILUTED
  Income from continuing operations                           $       0.70     $       0.59               19%
  (Loss)/Income from discontinued operations                         (0.01)            0.16                 #
                                                             -------------    -------------
  Net income                                                  $       0.69     $       0.75               (8)%
                                                             =============    =============

  Average common shares outstanding (millions)                       1,258            1,264                -%
                                                             =============    =============

Cash dividends declared per common share                      $       0.12     $       0.12                -%
                                                             =============    =============

                       SELECTED STATISTICAL INFORMATION

                                                                      Quarters Ended
                                                                         March 31,
                                                             ------------------------------     Percentage
                                                                 2006             2005           Inc/(Dec)
                                                             -------------    -------------    -------------
Return on average total shareholders' equity (A)                      27.3%            22.8%
Common shares outstanding (millions)                                 1,233            1,245               (1)%
Book value per common share (B)                              $        8.60    $       12.95              (34)%
Shareholders' equity (billions) (B)                          $        10.6    $        16.1              (34)%

# - Denotes a variance of more than 100%.

(A) Computed on a trailing 12-month basis using reported net income over average total shareholders' equity (including discontinued operations) as included in the Consolidated Financial Statements prepared in accordance with GAAP.

(B) Total shareholders' equity and book value per common share amounts prior to September 30, 2005 include discontinued operations reflected in the Company's Consolidated Financial Statements.